AMENDED AND RESTATED CREDIT AGREEMENT

	(364-Day Facility)

	Dated as of May 7, 1997

		UNITED PARCEL SERVICE OF AMERICA, INC., a Delaware corporation (the
"Borrower"), the banks, financial institutions and other institutional lenders
(the "Initial Lenders") listed on the signature pages hereof, CITIBANK, N.A.
("Citibank"), as administrative agent (in such capacity, the "Administrative
Agent") for the Lenders (as hereinafter defined), NATIONSBANK, N.A. (SOUTH)
("NationsBank"), as documentation agent (in such capacity, the "Documentation
Agent") for the Lenders, and CITICORP SECURITIES, INC. ("Citicorp Securities")
and NATIONSBANC CAPITAL MARKETS, INC. ("NCMI"), as co-arrangers (in such capacity, the "Co-Arrangers") under the Loan Documents (as hereinafter defined), agree as follows:


	ARTICLE I

	DEFINITIONS AND ACCOUNTING TERMS

		SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

		"Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

		"Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Citibank with its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Lee Tang.

		"Advance" means a Revolving Credit Advance or a Competitive Bid Advance, as the context may require.

		"Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided, however, that Overseas Partners shall not be deemed to be an Affiliate of the Borrower.

		"Agent" means the Administrative Agent or the Documentation Agent, as the context may require.

		"Applicable Fee Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

     Public Debt Rating                Applicable Fee
        S&P/Moody's                      Percentage

          Level 1
    AA- / Aa3 or above                     0.050%

         Level 2
   Lower than Level 1
     but at least
        A- / A3                            0.075%

        Level 3
   Lower than Level 2                      0.100%


		"Applicable Lending Office" means, with respect to each Lender, such
Lender's Domestic Lending Office in the case of a Base Rate Advance and such
Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent and the Borrower as its
Applicable Lending Office with respect to such Competitive Bid Advance.

		"Applicable Margin" means (a) as of any date up to the Termination Date, 0.00% per annum for Base Rate Advances and 0.12% per annum for Eurodollar Rate Advances and (b) as of any date from and after the Termination Date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating     Applicable Margin for        Applicable Margin
S&P/Moody's                Base Rate                       for
                           Advances                 Eurodollar Rate
                                                         Advances

    Level 1
AA- / Aa3 or above           0.00%                       0.100%

     Level 2
Lower than Level 1
   but at least
     A- / A3                 0.00%                        0.175%

     Level 3
Lower than Level 2           0.00%                        0.200%


	provided, however, that if as of any date of determination the aggregate principal amount of Advances outstanding exceeds 33% of the aggregate Commitments, the Applicable Margin for such date shall be the percentage per annum determined in accordance with clause (a) or (b) above plus 0.05%.

		"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

		"Attributable Debt" has the meaning specified in the Debenture
Indenture.

		"Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

			(a)     the rate of interest announced publicly by Citibank in
New York, New York, from time to time, as Citibank's base rate;

			(b)     the sum (adjusted to the nearest 1/16 of 1% or, if there
is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business
Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the
Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for
Citibank with respect to liabilities consisting of or including
(among other liabilities) three-month Dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by
Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any
successor) for insuring Dollar deposits of Citibank in the United
States; and

			(c)     1/2 of 1% per annum above the Federal Funds Rate.

		"Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

		"Beneficial Ownership" means beneficial ownership as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, as in effect on the date hereof.

		"Borrower" has the meaning specified in the recital of parties to this Agreement.

		"Borrower's Account" means the account of the Borrower designated in writing by the Borrower to the Administrative Agent from time to time.

		"Borrowing" means a Revolving Credit Borrowing or a Competitive Bid
Borrowing, as the context may require.

		"Business Day" means a day of the year (other than a Saturday or a Sunday) on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar
Rate Advances, on which dealings are carried on in the London interbank market.

		"Capital Lease Obligations" of any Person means all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

		"Change of Control" means the occurrence of any of the following:

			(a)     any Person or two or more Persons acting in concert
other than a Permitted Person shall have acquired Beneficial
Ownership, directly or indirectly, through a purchase, merger or other transaction or series of transactions or otherwise, of (i) 10%
or more of the shares of common stock of the Borrower or (ii) Voting
Stock of the Borrower to which 10% or more of the total Voting Power of the Borrower is attributable; or

			(b)      Permitted Persons shall not have Beneficial Ownership
of (i) 75% or more of the shares of common stock of the Borrower or
(ii) Voting Stock of the Borrower to which 75% or more of the total
Voting Power of the Borrower is attributable.

		"Citibank" has the meaning specified in the recital of parties to this Agreement.

		"Citicorp Securities" has the meaning specified in the recital of parties to this Agreement.

		"Co-Arrangers" has the meaning specified in the recital of parties to this Agreement.

		"Commitment" has the meaning specified in Section 2.01.

		"Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the auction bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance, as the context may require.

		"Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

		"Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-
2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

		"Competitive Bid Reduction" has the meaning specified in Section
2.01.

		"Confidential Information" means information that the Borrower furnishes to an Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to an Agent or such Lender from a source other than the Borrower (unless such Agent or such Lender knows that such information is not generally available to the public).

		"Consolidated" refers to the consolidation of accounts in accordance with GAAP.

		"Consolidated Net Tangible Assets" has the meaning specified in the
Debenture Indenture.

		"Consolidated Net Worth" means the shareholders' equity of the Borrower and its Subsidiaries, computed in accordance with GAAP.

		"Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

		"Debenture Indenture" means the Indenture, dated as of December 1, 1989, between the Borrower and Chemical Bank pursuant to which the 8-3/8% Debentures Due April 1, 2020 were issued, as in effect on the date of this Agreement (without giving effect to any amendment, supplement or other modification thereto, any repayment or covenant defeasance thereunder or any termination thereof), a copy of which is attached as Exhibit H hereto.

		"Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, or with respect to deposits with or advances of any kind to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such
Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned or acquired by such Person (other than Non-Recourse Debt), (g) all
Guarantees by such Person of Debt of others, (h) all Capital Lease
Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements;
provided, however, that at any given time the term "obligations" as used in this clause (i) shall only include the net amounts due and payable at such time under any such agreements or arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances.  The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner.

		"Declining Lender" has the meaning specified in Section 2.16(a).

		"Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

		"Designated Bidder" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least
"Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in either case, (i) is organized under the laws of the United States or any state thereof or the District of Columbia,
(ii) shall have become a party to this Agreement pursuant to Section
8.07(d), (e) and (f) and (iii) is not otherwise a Lender.

		"Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit
D hereto.

		"Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

		"Dollars" and the sign "$" mean lawful currency of the United States of America.

		"Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

		"Effective Date" has the meaning specified in Section 3.01.

		"Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender that is otherwise an Eligible Assignee; (iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (iv) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause
(iv); (v) the central bank of any country that is a member of the OECD;
(vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) organized under the laws of the United States, or any state thereof, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $1,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such entity in its jurisdiction of organization; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

		"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

		"ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Internal Revenue Code.

		"Eurocurrency Liabilities" has the meaning assigned to that term in
Regulation D.

		"Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative
Agent.

		"Eurodollar Rate" means, for any Interest Period for each Eurodollar
Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
(a) the average (rounded upward to the nearest whole multiple of 1/16 of 1%
per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such
Reference Bank's Eurodollar Rate Advance comprising part of such Revolving
Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100%
minus the Eurodollar Rate Reserve Percentage for such Interest Period.  The
Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two
Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08(e).

		"Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

		"Eurodollar Rate Reserve Percentage" means, for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or
any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York
City with respect to liabilities or assets consisting of or including
Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

		"Event of Default" has the meaning specified in Section 6.01.

		"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

		"Existing Credit Facilities" means the credit facilities provided pursuant to the 364-day Credit Agreement dated as of June 10, 1996, as amended, supplemented or otherwise modified from time to time prior to the date hereof, among the Borrower, the banks named therein, Citicorp
Securities and NCMI, as co-arrangers, Citibank, as administrative agent, and NationsBank, as documentation agent.

		"Extending Lender" has the meaning specified in Section 2.16(a).

		"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

		"Final Maturity Date" means (a) the Termination Date or (b) if extended pursuant to Section 2.16(b), the date requested by the Borrower pursuant to Section 2.16(b), but in no event shall such date be later than the third anniversary of the then scheduled Termination Date.

		"Financial Officer" of any corporation means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such corporation.

		"Fiscal Year" means, with respect to any Person, the period commencing on January 1 and ending on December 31 of any calendar year.

		"Fixed Rate Advances" has the meaning specified in Section
2.03(a)(i).

		"GAAP" has the meaning specified in Section 1.03.

		"Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

		"Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (a) to purchase or pay
(or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property, securities or services for the purpose of assuring the owner of such debt of the payment of such Debt or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

		"Guarantor" means each of UPSCO, UPSNY and UPSO.

		"Guaranty" has the meaning specified in Section 3.01(e)(ii).

		"Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

		"Incurrence" has the meaning specified in Section 5.02(a).

		"Indemnified Matters" has the meaning specified in Section 8.04(b).

		"Indemnified Party" has the meaning specified in Section 8.04(b).

		"Indemnity Agreement" has the meaning specified in Section
3.01(e)(iii).

		"Information Memorandum" means the information memorandum dated April 1997 used by the Agents and the Co-Arrangers in connection with the syndication of the Commitments.

		"Initial Lender" has the meaning specified in the recital of parties to this Agreement.

		"Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar
Rate Advance and ending on the last day of the period selected by the
Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest
Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest
Period shall be (a) in the case of Eurodollar Rate Advances, one, two, three or six months, as the Borrower may, upon notice received by the
Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select and (b) in the case of LIBO Rate Advances, a minimum of seven days;
provided, however, that:

			(i)     the Borrower may not select any Interest Period that
ends after the Final Maturity Date;

			(ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving
Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

			(iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

			(iv)    whenever the first day of (A) any Interest Period in
respect of Eurodollar Rate Advances or (B) any Interest Period in
respect of LIBO Rate Advances the durations of which are one, two, three or six months, occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such
Interest Period shall end on the last Business Day of such
succeeding calendar month.

		"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

		"Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c) and, except when used in reference to a Revolving Credit Advance, a Revolving Credit Borrowing, a Revolving Credit Note, a Commitment or a related term, each Designated Bidder.

		"LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered to the principal office of each of the Reference Banks in London, England by prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The LIBO Rate for any
Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
Section 2.08.

		"LIBO Rate Advances" has the meaning specified in Section
2.03(a)(i).

		"Lien" means any lien, security interest or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

		"Loan Documents" means this Agreement, the Notes, the Guaranty and the Indemnity Agreement.

		"Loan Parties" means, collectively, the Borrower and each of the Guarantors.

		"Margin Stock" means all "margin stock" within the meaning of Regulations G and U.

		"Material Adverse Change" means any material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole. For purposes hereof, it is understood and agreed that the occurrence of a labor dispute shall not in and of itself constitute a Material Adverse Change.

		"Material Adverse Effect" means (a) a material adverse effect on the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (b)
material impairment of the ability of the Borrower or any Material
Subsidiary to perform any of its obligations under any Loan Document to which it is or is to be a party or (c) material impairment of the rights of or benefits available to the Lenders under any of the Loan Documents.  For purposes hereof, it is understood and agreed that the occurrence of a labor dispute shall not in and of itself constitute a Material Adverse Effect.

		"Material Subsidiary" means any Subsidiary of the Borrower having
(a) 5% of the Consolidated Net Tangible Assets or (b) 5% of the total revenues appearing on the most recently prepared Consolidated income statements of the Borrower and its Subsidiaries as of the end of the immediately preceding fiscal quarter of the Borrower.

		"Moody's" means Moody's Investors Service, Inc.

		"Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

		"NationsBank" has the meaning specified in the recital of parties to this Agreement.

		"Non-Recourse Debt" means, with respect to any Person, Debt for which such Person neither (a) provides credit support nor (b) is directly or indirectly liable.

		"Note" means a Revolving Credit Note or a Competitive Bid Note, as the context may require.

		"Notice of Competitive Bid Borrowing" has the meaning specified in
Section 2.03(a).

		"Notice of Revolving Credit Borrowing" has the meaning specified in
Section 2.02(a).

		"OECD" means the Organization for Economic Cooperation and Development and any successor.

		"Overseas Partners" means Overseas Partners Ltd., a Bermuda corporation.

		"PBGC" means the Pension Benefit Guaranty Corporation and any successor.

		"Permitted Person" means the UPS Managers Stock Trust, the UPS Stock
Trust, the Annie E. Casey Foundation, any retiree or present or former employee of the Borrower or any of its Subsidiaries or their respective present or former spouse, relatives (by consanguinity or law), estate or heirs (or their respective spouse's estate or heirs) or any other Person that has Beneficial Ownership of the common stock of the Borrower on the date of this Agreement, or any Person that is created for the benefit of any of the foregoing after the date of this Agreement.

		"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

		"Plan" means any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code that is maintained for employees of the Borrower or any ERISA Affiliate.

		"Principal Property" has the meaning specified in the Debenture
Indenture.

		"Public Debt Rating" means, as of any date, the higher rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable
Margin shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin will be set in accordance with Level 3 under the definition of "Applicable Margin"; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin shall be based upon the higher rating; provided, however, that if the lower of such ratings is more than one level below the level of the higher of such ratings, then the Applicable Margin shall be based upon the level immediately above the level of the lower of such ratings; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be; provided, however, that if prior thereto the Borrower has selected, and the Required Lenders have approved, a rating agency to replace S&P or Moody's, as the case may be, such selection shall be deemed to be S&P or Moody's, as the case may be, for all purposes hereof.

		"Reference Banks" means Citibank, NationsBank, The Fuji Bank, Limited and Royal Bank of Canada, or if any such Lender assigns all of its Commitment, the Advances owing to it and the Note or Notes held by it pursuant to Section 8.07(a), such other Lender as may be designated by the Required Lenders and approved by the Borrower (such approval not to be unreasonably withheld).

		"Register" has the meaning specified in Section 8.07(g).

		"Regulation A", "Regulation D", "Regulation G", "Regulation T", "Regulation U" or "Regulation X" means Regulation A, Regulation D,
Regulation G, Regulation T, Regulation U or Regulation X, respectively, of the Board of Governors of the Federal Reserve System, in each case as in effect from time to time, and all official rulings and interpretations thereunder or thereof, respectively.

		"Replacement Lender" has the meaning specified in Section 2.16(a).

		"Reportable Event" means any reportable event as defined in Section
4043(b) of ERISA or the regulations issued thereunder with respect to a
Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code).

		"Required Lenders" means at any time Lenders owed at least 51% of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

		"Restricted Subsidiary" has the meaning specified in the Debenture
Indenture.

		"Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance), as the context may require.

		"Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

		"Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-
1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

		"Sale and Leaseback Transaction" has the meaning specified in the Debenture Indenture.

		"Secured Indebtedness" has the meaning specified in the Debenture
Indenture.

		"S&P" means Standard & Poor's Rating Group, a division of McGraw-
Hill, Inc.

		"Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which)
more than 50% of (a) the Voting Power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time owned or controlled by such Person, by such Person and one or more of its other
Subsidiaries or by one or more of such Person's other Subsidiaries;
provided, however, that Overseas Partners shall not be deemed to be a
Subsidiary of the Borrower.

		"Termination Date" means the earlier of (a) May 6, 1998 or, if extended pursuant to Section 2.16(a), the date that is 364 days after the Termination Date then in effect, and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

		"Type" has the meaning specified in the definition of "Revolving Credit Advance".

		"UPSCO" means United Parcel Service Co., a Delaware corporation and a wholly owned Subsidiary of the Borrower.

		"UPSNY" means United Parcel Service, Inc., a New York corporation and a wholly owned Subsidiary of the Borrower.

		"UPSO" means United Parcel Service, Inc., an Ohio corporation and a wholly owned Subsidiary of the Borrower.

		"Voting Power" means, with respect to any Voting Stock of any Person at any time, the number of votes entitled to vote generally in the election of directors of such Person that are attributable to such Voting Stock at such time divided by the number of votes entitled to vote generally in the election of directors of such Person that are attributable to all shares of capital stock of such Person (including such Voting Stock) at such time.

		"Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

		"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

		SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

		SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").


	ARTICLE II

	AMOUNTS AND TERMS OF THE ADVANCES

		SECTION 2.01.  The Revolving Credit Advances.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving
Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the
Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments
shall be allocated among the Lenders ratably according to their respective
Commitments (such deemed use of the aggregate amount of the Commitments being a
"Competitive Bid Reduction").  Each Revolving Credit Borrowing shall be in an aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an amount equal to the remaining aggregate amount of unused Commitments or equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by the Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Revolving
Credit Borrowing) and shall consist of Revolving Credit Advances of the same
Type made on the same day by the Lenders ratably according to their respective
Commitments.  Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and, unless the
Borrower has delivered a request pursuant to the provisions of Section 2.16(b), reborrow under this Section 2.01.

		SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, telecopier or telex, confirmed promptly in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested
(i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving
Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the Borrower in same day funds at the Borrower's Account.

		(b) Anything in subsection (a) of this Section 2.02 to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $25,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12.

		(c)     Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower.  In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of
Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by the
Borrower to fulfill on or before the date specified in such Notice of Revolving
Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such
Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

		(d)     Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such
Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.
If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the
Federal Funds Rate.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's
Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes
of this Agreement. 		(e)     The failure of any Lender to make the Revolving
Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its
Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no
Lender shall be responsible for the failure of any other Lender to make the
Revolving Credit Advance to be made by such other Lender on the date of any
Revolving Credit Borrowing.

		SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring prior to the then scheduled Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Advance, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

		(i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, confirmed promptly in writing, a notice of a Competitive Bid
Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein (A) the date of such proposed Competitive Bid Borrowing, (B) the aggregate amount of such proposed Competitive Bid Borrowing, (C) in the case of a Competitive Bid
Borrowing consisting of LIBO Rate Advances, the Interest Period for such
LIBO Rate Advances, (D) the maturity date for repayment of each Competitive
Bid Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the Termination
Date and, in the case of any LIBO Rate Advance to be made as part of such Competitive Bid Borrowing, shall be the last day of the interest period for such LIBO Rate Advance), (E) the interest payment date or dates relating thereto, and (F) any other terms to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (1) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (2) at least four
Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid
Borrowing that the rates of interest to be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid
Borrowing being referred to herein as "LIBO Rate Advances").  The
Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid
Borrowing.

		(ii)    Each Lender may, if in its sole discretion it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the
Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest (including default rates not to exceed 1% per annum above the rate per annum required to be paid on such Competitive Bid Advance)
specified by such Lender in its sole discretion, by notifying the
Administrative Agent (which shall give prompt notice thereof to the
Borrower), before 10:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid
Borrowing consisting of Fixed Rate Advances and three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a
Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing
(which amounts may, subject to the proviso to the first sentence of this
Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the
Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders.  If any Lender shall elect not to make such an offer, such
Lender shall so notify the Administrative Agent, before 10:00 A.M. (New
York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any
Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

		(iii)   The Borrower shall, in turn, before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before
11:30 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid
Borrowing consisting of LIBO Rate Advances, either:

			(A)     cancel such Competitive Bid Borrowing by giving the
Administrative Agent notice to that effect, or

			(B)     accept one or more of the offers made by any Lender or
Lenders pursuant to subsection (a)(ii) of this Section 2.03, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Advance pursuant to subsection (a)(ii) of this Section 2.03) to be made by each
Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to subsection (a)(ii) of this Section 2.03 by giving the Administrative Agent notice to that effect.  The Borrower shall accept the offers made by any Lender or
Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders; provided, however, that if the Borrower has a reasonable basis to believe that acceptance of the offer of any such Lender has a reasonable
likelihood of subjecting the Borrower to additional costs pursuant to the provisions of Section 2.11, 2.12 or 2.14, the Borrower may reject the offer of such Lender and accept the offer of the Lender offering the next lowest rate of interest.  Subject to the next preceding sentence, if two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

		(iv)    If the Borrower notifies the Administrative Agent that such
Competitive Bid Borrowing is cancelled pursuant to subsection (a)(iii)(A)
of this Section 2.03, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

		(v)     If the Borrower accepts one or more of the offers made by any
Lender or Lenders pursuant to subsection (a)(iii)(B) of this Section 2.03, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in subsection (a)(ii) of this Section 2.03, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to subsection (a)(ii) of this Section 2.03 have been accepted by the Borrower,
(B) each Lender that is to make a Competitive Bid Advance as part of such
Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C)
each Lender that is to make a Competitive Bid Advance as part of such
Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III.  Each Lender that is to make a Competitive Bid
Advance as part of such Competitive Bid Borrowing shall, before 12:00 NOON
(New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the next preceding sentence or at such later date when such
Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the next preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the
Administrative Agent's Account, in same day funds, such Lender's portion of such Competitive Bid Borrowing.  Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative
Agent of such funds, the Administrative Agent will make such funds available to the Borrower in same day funds at the Borrower's Account.
Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such
Competitive Bid Reduction commenced and will terminate.

		(b)     Each Competitive Bid Borrowing shall be in an aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) of this Section 2.03.

		(c)     Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (d) of this Section 2.03, and, unless the Borrower has delivered a request pursuant to the provisions of Section 2.16(b), reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

		(d)     The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) of this
Section 2.03 and provided in the Competitive Bid Note evidencing such
Competitive Bid Advance), the then unpaid principal amount of such Competitive
Bid Advance.  The Borrower may prepay any principal amount of any Competitive
Bid Advance, subject to the provisions of Sections 2.10 and 8.04(c).

		(e)     The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) of this Section 2.03, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) of this Section 2.03, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance.  Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal to the default rate specified by the appropriate Lender in respect of such Competitive Bid Advance.  Upon repayment in full of each Competitive Bid Advance in accordance with the provisions of subsection (d) of this Section 2.03 and the terms of the Competitive Bid Note evidencing such Competitive Bid Advance, the Lender holding such Competitive Bid
Note shall cancel such Note and return such Note to the Borrower.

		(f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance. Upon repayment in full of each Competitive Bid Advance in accordance with the provisions of subsection (d) of this Section 2.03 and the terms of the Competitive Bid Note evidencing such Competitive Bid Advance, the Lender holding such Competitive Bid Note shall cancel such Note and return such Note to the Borrower.

		SECTION 2.04.  Fees.  (a)  Facility Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than the
Designated Bidders) a facility fee on the aggregate amount of such Lender's
Commitment (i) from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination
Date then in effect at a rate per annum equal to 0.03% or (ii) if the Borrower has extended the Final Maturity Date pursuant to Section 2.16(b), from the
Termination Date then in effect until such Final Maturity Date at a rate per annum equal to the Applicable Fee Percentage in effect from time to time, in each case payable in arrears quarterly on the last day of each March, June,
September and December, commencing June 30, 1997, and on the Termination Date or such Final Maturity Date.

		(b)     Agents' Fees.  The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

		SECTION 2.05. Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least four Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

		SECTION 2.06.  Repayment of Revolving Credit Advances.  The Borrower
shall repay to the Administrative Agent for the ratable account of the Lenders on the Final Maturity Date the aggregate principal amount of the Revolving
Credit Advances then outstanding.

		SECTION 2.07.  Interest on Revolving Credit Advances.   (a)
Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

		(i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

		(ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

		(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in subsection (a)(i) or (a)(ii) of this Section 2.07, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to subsection (a)(i) or (a)(ii) of this Section 2.07 and (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to subsection (a)(i) of this
Section 2.07.

		SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks, subject to the provisions of subsection (e) of this Section 2.08. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or 2.07(a)(ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

		(b) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

		(c)     On the date on which the aggregate unpaid principal amount of
Eurodollar Rate Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $25,000,000, such
Advances shall automatically Convert into Base Rate Advances.

		(d)     Upon the occurrence and during the continuance of any Event of
Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligations of the Lenders to make, or to Convert Advances into,
Eurodollar Rate Advances shall be suspended.

		(e)     If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

		(i)     the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such
Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

		(ii)    with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a
Base Rate Advance, will continue as a Base Rate Advance), and

		(iii) the obligations of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances, or to Convert Revolving Credit Advances into Eurodollar Rate Advances, shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

		SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08, 2.12 and 8.04(c), Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Revolving Credit Advances to be Converted, and (c) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

		SECTION 2.10.  Optional Prepayments of Advances.  The Borrower may,
upon at least three Business Days' notice in the case of Eurodollar Rate
Advances or LIBO Rate Advances and one Business Day's notice in the case of Base
Rate Advances or Fixed Rate Advances to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of such Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (a) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of
$1,000,000 in excess thereof and (b) in the event of any such prepayment of a
Eurodollar Rate Advance or LIBO Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

		SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost as measured from the date hereof to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), promptly pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

		(b)     If any Lender (other than the Designated Bidders) determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such
Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative
Agent), the Borrower shall promptly pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such
Lender's commitment to lend hereunder.  A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

		SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation by any governmental authority charged with such interpretation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder,
(a) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (b) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances, or to Convert Revolving Credit Advances into Eurodollar Rate Advances, shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

		SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 1:00 P.M. (New
York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, facility fees or utilization fees ratably
(other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained there in in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

		(b)     The Borrower hereby authorizes the Administrative Agent, if and to the extent payment owed to any Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with the Administrative Agent any amount so due.

		(c)     All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the
Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day)
occurring in the period for which such interest or facility fees are payable.
Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

		(d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

		(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative
Agent, at the Federal Funds Rate.

		SECTION 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes") . If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or any Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

		(b)     In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes hereinafter referred to as "Other Taxes").

		(c)     The Borrower shall indemnify each Lender and each Agent for the full amount of Taxes or Other Taxes (including, without limitation, any
Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.14) paid by such Lender or such Agent or any of its Affiliates (as the case may be) and any liability (including penalties, interest and expenses)
arising therefrom or with respect thereto, whether or not such Taxes or Other
Taxes were correctly or legally asserted.  This indemnification shall be made within 30 days from the date such Lender, such Agent or such Affiliate (as the case may be) makes written demand therefor.

		(d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes, the Borrower will furnish to the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes.

		(e)     Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this
Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other
Lender, and from time to time thereafter if requested in writing by the Borrower
(but only so long as such Lender remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with Internal Revenue Service form 1001 or 4224, or (in the case of a Lender that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section
881(c)(3)(A) of the Internal Revenue Code) Form W-8 (and, if such Non-U.S.
Lender delivers a Form W-8, a certificate representing that such Non-U.S.
Lender is not a "bank" for purposes of Section 881(c) of the Internal Revenue
 Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)
(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section
864(d)(4) of the Internal Revenue Code)),as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.  Each such Lender shall provide the Administrative Agent and the Borrower with a new form 1001, 4224 or W-8, as appropriate, if and at such time as the previously provided form becomes invalid.  If the form provided by a Lender at the time such Lender first becomes a party to this Agreement or at any other time indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.14(a).

		(f)     For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) of this Section 2.14 (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) of this Section 2.14), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.14 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

		(g)     Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form as may be required under subsection (e) of this Section 2.14 thereafter ceases to qualify for complete exemption from United States withholding tax, such Lender, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld, may assign its interest under this Agreement to any assignee and such assignee shall be entitled to the same benefits under this Section 2.14 as the assignor provided that the rate of United States withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

		(h)     Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes.

		(i)     Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its
Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

		SECTION 2.15.  Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Revolving Credit Advances owing to it
(other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing
Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

		SECTION 2.16.  Extensions of Termination Date and Final Maturity
Date.  (a)   No earlier than 60 days and no later than 45 days prior to the
Termination Date in effect at any time, the Borrower may, by written notice to the Administrative Agent, request that such Termination Date be extended for a period of 364 days. Such request shall be irrevocable and binding upon the Borrower. The Administrative Agent shall promptly notify each Lender of such request. If a Lender agrees, in its individual and sole discretion, to so extend its Commitment (an "Extending Lender"), it shall deliver to the Administrative Agent a written notice of its agreement to do so no earlier than 30 days and no later than 20 days prior to such Termination Date and the Administrative Agent shall notify the Borrower of such Extending Lender's agreement to extend its Commitment no later than 15 days prior to such Termination Date. The Commitment of any Lender that fails to accept or respond to the Borrower's request for extension of the Termination Date (a "Declining Lender") shall be terminated on the Termination Date originally in effect (without regard to any extension by other Lenders) and on such Termination Date the Borrower shall pay in full the principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of such payment of principal and all other amounts payable to such Declining
Lender under this Agreement.    The Administrative Agent shall promptly notify
each Extending Lender of the aggregate Commitments of the Declining Lender.
The Extending Lenders, or any of them, may offer to increase their respective Commitments by an aggregate amount up to the aggregate amount of the Declining Lenders' Commitments and any such Extending Lender shall deliver to the Administrative Agent a notice of its offer to so increase its Commitment no later than 15 days prior to such Termination Date. To the extent of any short-fall in the aggregate amount of extended Commitments, the Borrower shall have the right to require any Declining Lender to assign in full its rights and obligations under this Agreement to an Eligible Assignee designated by the Borrower and acceptable to the Administrative Agent, such acceptance not to be unreasonably withheld, that agrees to accept all of such rights and obligations (a "Replacement Lender"), provided that (i) such increase and/or such assignment is otherwise in compliance with Section 8.07, (ii) such Declining Lender receives payment in full of the principal amount of all Advances owing to such Declining Lender, together with accrued interest thereon to the date of such payment of principal and all other amounts payable to such Declining Lender under this Agreement and (iii) any such increase shall be effective on the Termination Date in effect at the time the Borrower requests such extension and any such assignment shall be effective on the date specified by the Borrower and agreed to by the Replacement Lender and the Administrative Agent. If Extending Lenders and Replacement Lenders provide Commitments in an aggregate amount at least equal to 51% of the aggregate amount of the Commitments outstanding 30 days prior to the Termination Date in effect at the time the Borrower requests such extension, the Termination Date shall be extended by 364 days for such Extending Lenders, subject, however, to the provisions of subsection (b) of this Section 2.16.

		(b)     On the Termination Date in effect at any time, the Borrower may, by written notice to the Administrative Agent, request that the Final
Maturity Date be a date occurring up to the third anniversary of the then scheduled Termination Date.  Such request shall be irrevocable and binding upon the Borrower.  The Administrative Agent shall promptly notify each Lender of such request.  Subject to the satisfaction of the applicable conditions set forth in Section 3.02 as of such Termination Date, the Final Maturity Date shall be, effective as of such Termination Date, such date as the Borrower shall request pursuant to this subsection (b) of this Section 2.16.  In the event that the Borrower shall request that the Final Maturity Date be a date occurring up to the third anniversary of the then scheduled Termination Date, and the Final
Maturity Date shall be so extended as provided in this subsection (b) of this
Section 2.16, the right of the Borrower to request an extension of the
Termination Date pursuant to subsection (a) of this Section 2.16 shall automatically terminate and any extension of the Termination Date in effect at the time such request is made which would otherwise occur as provided in subsection (a) of this Section 2.16 shall automatically be cancelled.  The
Administrative Agent shall promptly notify each Lender of any such extension of the Final Maturity Date and any such cancellation of an extension of the
Termination Date.

		SECTION 2.17. Substitution of Lender. If the obligation of any Lender to make Eurodollar Rate Advances has been suspended pursuant to Section
2.12 or any Lender has demanded compensation or the Borrower is otherwise required to pay additional amounts under Section 2.11, 2.13 or 2.14, the Borrower shall have the right to seek a substitute lender or lenders who qualify as Eligible Assignees to assume, in accordance with the provisions of Section 8.07, the Commitment of such Lender and to purchase the Revolving Credit Advances made by such Lender (without recourse to or warranty by such Lender).


	ARTICLE III

	CONDITIONS TO EFFECTIVENESS AND LENDING

		SECTION 3.01.  Conditions Precedent to Effectiveness of Sections
2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

		(a) The Borrower shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date.

		(b)     The Borrower shall have paid all fees and other amounts due and payable.

		(c)     The Borrower shall have repaid all outstanding advances and shall have paid all other amounts payable under each of the Existing Credit
Facilities and the commitments under each such Existing Credit Facility shall have been terminated.

		(d)     On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each
Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

			(i)     the representations and warranties contained in Section
4.01 are correct on and as of the Effective Date; and

			(ii)    no event has occurred and is continuing that constitutes
a Default.

		(e)     The Administrative Agent shall have received on or before the
Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Revolving
Credit Notes) in sufficient copies for each Lender:

			(i)     The Revolving Credit Notes to the order of the Lenders,
respectively.

			(ii) A guaranty, in substantially the form of Exhibit E hereto (as amended, supplemented or otherwise modified from time to time, the "Guaranty"), duly executed by each of the Guarantors.

			(iii)   An indemnity, subrogation and contribution agreement, in
substantially the form of Exhibit F hereto (as amended, supplemented or otherwise modified from time to time, the "Indemnity Agreement"), duly executed by the Borrower and each of the Guarantors.

			(iv)    Certified copies of the resolutions of the board of
directors of the Borrower approving this Agreement, the Notes and the Indemnity Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the Indemnity Agreement.

			(v)     Certified copies of the resolutions of the board of
directors of each of the Guarantors approving the Guaranty and the
Indemnity Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty and the Indemnity Agreement.

			(vi)    A certificate of the Secretary or an Assistant Secretary
of each of the Guarantors certifying the names and true signatures of the officers of such Guarantor authorized to sign the Guaranty and the Indemnity Agreement and the other documents to be delivered hereunder.

			(vii)   A certificate of the Secretary or an Assistant Secretary
of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the
Notes and the Indemnity Agreement and the other documents to be delivered hereunder.

			(viii)  A favorable opinion of Mayer, Brown & Platt, counsel for the Borrower, substantially in the form of Exhibit G hereto.

			(ix)    A favorable opinion of Shearman & Sterling, counsel for
the Administrative Agent, in form and substance satisfactory to the
Administrative Agent.

		SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing and to Extension of the Final Maturity Date. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing and the extension of the Final Maturity Date pursuant to
Section 2.16(b) shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing or, in the case of the Extension of the Final Maturity Date, on the Termination
Date then in effect the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing and the giving of the applicable notice of extension of the Final Maturity Date, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or such extension such statements are true):

		(a)     the representations and warranties contained in Section 4.01
(except the representations set forth in subsection (f) thereof and in subsection (h) thereof) are correct on and as of the date of such Revolving
Credit Borrowing or such extension, before and after giving effect to such
Revolving Credit Borrowing and to the application of the proceeds therefrom or to such extension, as though made on and as of such date; and

		(b)     no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom or from such extension, that constitutes a Default (except for breach of the representations contained in subsection (f) and in subsection
(h) of Section 4.01).

		SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (a) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto,
(b) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with
Section 2.03, and (c) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

		(i)     the representations and warranties contained in Section 4.01
(except the representations set forth in subsection (f) thereof and in subsection (h) thereof) are correct on and as of the date of such
Competitive Bid Borrowing, before and after giving effect to such
Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

		(ii)    no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default (except for breach of the representations contained in subsection (f) and in subsection (h) of
Section 4.01).

		SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Effective Date, as notified by the Borrower to the Lenders, specifying its objection thereto. The Administrative Agent shall promptly notify the Borrower and the other Lenders of the occurrence of any such objection. The
Administrative Agent shall promptly notify the Borrower and the Lenders of the Effective Date.

		SECTION 3.05. Labor Dispute. Notwithstanding any condition precedent to the contrary contained herein, a labor dispute of any sort involving employees of the Borrower or its Subsidiaries shall not prevent the Borrower from borrowing hereunder unless as a result thereof a Default exists under Section 6.01(a) or (e).


	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

		SECTION 4.01.  Representations and Warranties of the Borrower.  The
Borrower represents and warrants as follows:

		(a)     Each of the Loan Parties and the Subsidiaries of the Borrower
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, (iv)
in the case of each of the Loan Parties, has the corporate power and authority to execute, deliver and perform its obligations under each Loan
Document to which it is or is to be a party and each other agreement or instrument contemplated thereby to which it is or is to be a party and (v)
in the case of the Borrower, has the corporate power and authority to borrow under this Agreement.

		(b)     The execution, delivery and performance by each of the Loan
Parties of each Loan Document to which it is or is to be a party and the consummation of the transactions contemplated thereby are within such Loan
Party's corporate powers, have been duly authorized by all necessary corporate action and, if required, Stockholder action, and do not (i)
contravene the charter or other constitutive documents or by-laws of such
Loan Party or any Subsidiary of the Borrower, (ii) violate any law or order of any Governmental Authority or any provision of any indenture, agreement or other instrument to which any Loan Party or any Subsidiary of the
Borrower is a party or by which any of them or any of their property is or may be bound or affected, (iii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iv) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party or any Subsidiary of the Borrower.

		(c)     No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby and thereby, except for such authorizations, approvals, actions, notices or filings that have been made or obtained and are in full force and effect.

		(d)     This Agreement has been, and each of the Notes and each other
Loan Document when delivered hereunder will have been, duly executed and delivered by each of the Loan Parties party thereto.  This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each of the Loan
Parties party thereto enforceable against such Loan Party in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally).

		(e)     (i)  The Consolidated balance sheet of the Borrower and its
Subsidiaries as at December 31, 1996, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, all audited and certified by Deloitte &
Touche LLP, independent public accountants, and (ii) the Consolidated balance sheets of each of the Guarantors and its Subsidiaries as at
December 31, 1996, and the related Consolidated statements of income and cash flows of each of the Guarantors and its Subsidiaries, in the form submitted by such Guarantor to (A) in the case of UPSNY and UPSO, the
Interstate Commerce Commission and (B) in the case of UPSCO, the Department of Transportation, in each case copies of which have been furnished to each
Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries and of each of the Guarantors and its Subsidiaries as at such dates and the Consolidated results of the operations of the
Borrower and its Subsidiaries and of each of the Guarantors and its
Subsidiaries for the periods ended on such dates, all in accordance with
GAAP consistently applied.  Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its Subsidiaries on a Consolidated basis and of each of the Guarantors and its Subsidiaries on a Consolidated basis, respectively, as of the dates thereof.

		(f)     There has been no Material Adverse Change since December 31,
1996.

		(g)     Each of the Borrower and its Material Subsidiaries has good and marketable title to, or valid leasehold interests in, all their material properties and assets, except for such properties as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for minor defects in title that do not interfere with the ability of the Borrower or any of its
Material Subsidiaries to conduct its businesses as currently conducted.
All such properties and assets are free and clear of Liens, other than
Liens expressly permitted by Section 5.02(b).

		(h)     Except as set forth in the financial statements referred to in subsection (e) of this Section 4.01, there is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Material
Subsidiaries or any business, property or rights of the Borrower or any
Material Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse
Effect or (ii) that purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby or thereby.
Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgement, writ, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Effect.

		(i)     Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could  reasonably be expected to result in a Material
Adverse Effect.  Neither the Borrower nor any of its Subsidiaries is in
default in any manner under any provision of any indenture or other agreement or instrument evidencing Debt, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a
Material Adverse Effect.

		(j)     Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
No part of the proceeds of any Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the
Regulations of the Board of Governors of the Federal Reserve System,
including Regulation G, T, U or X thereof.

		(k) Neither the Borrower nor any of its Subsidiaries is (i) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding
Company Act of 1935, as amended.

		(1)     The Borrower will use the proceeds of the Advances only for lawful general corporate purposes.

		(m)     Each of the Borrower and its Subsidiaries has filed or caused to be filed all federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are otherwise permitted in accordance with the provisions of Section
5.01(b).

		(n) No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of the Borrower to the Administrative Agent, the Documentation Agent, any Co-Arranger or any
Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

		(o)     Each of the Borrower and its Subsidiaries is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder that are applicable to the Borrower and its Subsidiaries.  As of the date hereof, no Reportable
Event has occurred as to which the Borrower or any of its Subsidiaries was required to file a report with the PBGC, and no material unfunded vested liabilities exist under any Plan.

		(p)     Each of the Borrower and its Subsidiaries is in substantial compliance with all applicable federal, state and local environmental laws, regulations and ordinances governing its business, properties or assets with respect to discharges into the ground and surface water, emissions into the ambient air and generation, storage, transportation and disposal of waste materials or process by-products, except such noncompliances as are not likely to have a Material Adverse Effect.  All licenses, permits or registrations required for the business of the Borrower and its
Subsidiaries under any federal, state or local environmental laws, regulations or ordinances have been secured, and the Borrower and each
Subsidiary are in substantial compliance therewith, except such licenses, permits or registrations the failure to secure or to comply therewith are not likely to have a Material Adverse Effect.


		ARTICLE V

	COVENANTS OF THE BORROWER

		SECTION 5.01.  Affirmative Covenants.  So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, and will cause each of its Material Subsidiaries to, unless the Required
Lenders shall otherwise consent in writing:

		(a)     Compliance with Laws, Etc.  Comply with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, such compliance to include, without limitation, compliance with ERISA and applicable environmental laws, except for such noncompliance as would not result in a Material Adverse Effect.

		(b)     Payment of Taxes, Etc.  Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings or where the failure to pay such tax, assessment, charge, levy or claim would not (i) result in a Material Adverse Effect or (ii) result in the imposition of any lien securing a material amount in favor of any party entitling such party to priority of payment over the Lenders, and the
Borrower or such Subsidiary shall, to the extent required by generally accepted accounting principles applied on a consistent basis, have set aside on its books adequate reserves with respect thereto.

		(c)     Maintenance of Insurance.  (i) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (ii) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any of its Subsidiaries, in such amount as the Borrower or such Subsidiary shall reasonably deem necessary and (iii) maintain such other insurance as may be required by law or as may be reasonably requested by the Lenders for purposes of assuring compliance with this Section 5.01(c) (it being understood that the Borrower may self-insure against certain risks to the extent customary with companies similarly situated and in the same or similar lines of business).

		(d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause its Subsidiaries to preserve and maintain, its corporate existence; obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and tradename material to the conduct of its business (unless the failure to so preserve or renew would not result in a Material Adverse Effect); and maintain and operate, and cause its Subsidiaries to maintain and operate, its businesses in materially the same manner in which they are currently conducted and operated; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d).

		(e)     Visitation Rights.  At any reasonable time and from time to time, upon ten Business Days' prior notice, permit the Administrative Agent or any Lender (other than a Designated Bidder) or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the
Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries (i) with any of their officers and (ii) with their independent certified public accountants, in the presence of one or more officers of the Borrower if so requested by the Borrower (it being understood that information obtained by the Lenders pursuant to this Section 5.01(e) shall be kept confidential except to the extent that any such information becomes public or is required to be disclosed by law or requested to be disclosed by any
Governmental Authority).

		(f)     Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

		(g)     Maintenance of Properties, Etc.  Maintain and preserve all of its properties material to the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

		(h)     Reporting Requirements.  In the case of the Borrower, furnish to each Agent and each Lender (other than a Designated Bidder):

			(i)     within 120 days after the end of each Fiscal Year of the
Borrower, (A) Consolidated balance sheets of the Borrower showing the financial condition of the Borrower as of the close of such
Fiscal Year and the related statements of Consolidated income and statements of Consolidated cash flow as of and for such Fiscal Year, all such Consolidated financial statements of the Borrower to be reported on by Deloitte & Touche or other independent accountants acceptable to the Required Lenders, and to be in form reasonably acceptable to the Required Lenders and (B) Consolidated balance sheets of each Guarantor showing the financial condition of such
Guarantor as of the close of such Fiscal Year and the related statements of Consolidated income and statements of Consolidated cash flow as of and for such Fiscal Year, all such Consolidated financial statements of such Guarantor to be in form reasonably acceptable to the Required Lenders and to be either (1) in the form submitted by such Guarantor to (I) in the case of UPSNY and UPSO, the Interstate Commerce Commission and (II) in the case of UPSCO, the Department of Transportation or (2) unaudited and certified by a
Financial Officer of such Guarantor as presenting fairly the financial position of such Guarantor on a Consolidated basis and as having been prepared in accordance with GAAP;

			(ii)    within 60 days after the end of the first three fiscal
quarters of each Fiscal Year, unaudited Consolidated balance sheets and statements of Consolidated income and statements of Consolidated cash flow showing the financial condition and results of operations of the Borrower as of the end of each such quarter and, with respect to statements of Consolidated cash flow, for the then-elapsed portion of the Fiscal Year, certified by a Financial Officer of the
Borrower as presenting fairly the financial position and results of operations of the Borrower on a Consolidated basis and as having been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments;

			(iii) promptly after the same become publicly available, copies of (A) such annual, periodic and other reports, and such proxy statements and other information as shall be filed by the Borrower or any Material Subsidiary with the Securities and Exchange
Commission pursuant to the requirements of the Exchange Act and (B) such registration statements filed by the Borrower or any Material
Subsidiary pursuant to the requirements of Securities Act of 1933, as amended, other than any such registration statements filed on Form S-8 or any comparable form;

			(iv)    concurrently with subsections (h)(i) and (h)(ii) of this
Section 5.01, a certificate of a Financial Officer of the Borrower stating compliance, as of the dates of the financial statements being furnished at such time, with the covenant set forth in Section
5.02(a);

			(v)     concurrently with subsections (h)(i) and (h)(ii) of this
Section 5.01, a certificate of the Person referred to therein (which certificate furnished by the independent accountants referred to in subsection (h)(i) of this Section 5.01 may be limited to accounting matters and disclaim responsibility for legal interpretations)
certifying that to the best of his, her or its knowledge no Default or Event of Default has occurred and, in the case of a certificate of a Financial Officer of the Borrower, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

			(vi)    prompt written notice of any Default, specifying the
nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

			(vii)   prompt written notice of the filing or commencement of,
or any threat or notice of intention of any Person to file or commence, any action, suit, arbitration proceeding or other
proceeding, whether at law or in equity or by or before any
Governmental Authority, against the Borrower or any Subsidiary thereof that, if adversely determined, could result in a Material
Adverse Effect;

			(viii)  prompt written notice of any development in the business or affairs of the Borrower or any of its Subsidiaries that has resulted in or which is likely, in the reasonable judgment of the
Borrower, to result in a Material Adverse Effect (it being
understood that material provided to any Agent or Lender pursuant to this subsection (h)(viii) of this Section 5.01 shall be kept confidential except to the extent that any such material becomes public or is required to be disclosed by law or requested to be disclosed by any Governmental Authority having jurisdiction over such Agent or Lender);

			(ix) prompt written notice of the issuance by any Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Advances or the initiation of any litigation or similar proceedings seeking any such injunction, order or other restraint;

			(x)     prompt written notice of any Change of Control;

			(xi)    prompt written notice of any change in the identity of
the Principal Properties from those set forth on the schedule to be delivered pursuant to Section 5.01(j) after the date such schedule is delivered to the Administrative Agent and each Lender; and

			(xii)   prompt written notice of any change in the identity of
the Restricted Subsidiaries from those set forth on the schedule to be delivered pursuant to Section 5.01(j) after the date such schedule is delivered to the Administrative Agent and each Lender.

		(i)     Compliance with ERISA.  Comply in all material respects with the applicable provisions of ERISA and furnish to the Administrative Agent, the Documentation Agent and each Lender (other than a Designated Bidder)
(i) as soon as possible, and in any event within 30 days after any
Financial Officer of the Borrower knows or has reason to know that any
Reportable Event has occurred that alone or together with any other
Reportable Event with respect to the same or another Plan could reasonably be expected to result in liability of the Borrower or any Subsidiary to the
PBGC in an aggregate amount exceeding $1,000,000, a statement of a
Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC and (ii)
promptly after receipt thereof, a copy of any notice the Borrower or any
Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any
Plan or Plans.

		(j) Principal Properties; Restricted Subsidiaries. Promptly deliver to the Administrative Agent and each Lender (other than a Designated Bidder) on the date on which the Borrower's Public Debt Rating is lower than S&P AA- or Moody's AA3, a schedule setting forth each Principal Property and each Restricted Subsidiary as of such date.

		SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, and will not permit any of its Subsidiaries to, without the written consent of the Required Lenders:

		(a)     Secured Indebtedness.  In the case of the Borrower and each of its Restricted Subsidiaries, create, assume, incur or guarantee, or permit any Restricted Subsidiary to create, assume, incur or guarantee (each such creation, assumption, incurrence or guarantee being an "Incurrence"), any
Secured Indebtedness without making provision whereby all amounts outstanding under this Agreement and each other Loan Document shall be secured equally and ratably with (or prior to) such Secured Indebtedness
(together with, if the Borrower shall so determine, any other Debt of the
Borrower or such Restricted Subsidiary then existing or thereafter created that is not subordinate to such amounts outstanding under this Agreement and the other Loan Documents) so long as such Secured Indebtedness shall be outstanding, unless such Secured Indebtedness, when added to (i) the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation (A) any Secured Indebtedness if all amounts outstanding under this Agreement and each other Loan Document are secured equally and ratably with (or prior to) such Secured Indebtedness and (B)
any Secured Indebtedness that is concurrently being retired) and (ii) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by the Borrower after December 1,
1989, or entered into by any Restricted Subsidiary after December 1, 1989, or, if later, the date on which such Subsidiary became a Restricted
Subsidiary (not including in this computation any Attributable Debt that is currently being retired) would not exceed 10% of Consolidated Net Tangible
Assets at the time of such Incurrence.

		(b) Liens, Etc. In the case of the Borrower and each of the Restricted Subsidiaries, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired, or assign or convey any rights to or security interests in any future revenue, except:

			(i)     Liens on property or assets of the Borrower and its
Subsidiaries existing on the date hereof and (A) disclosed in the financial statements referred to in Section 4.01(e) or (B) securing
Debt in an aggregate principal amount not in excess of $50,000,000;
provided that such Liens shall secure only those obligations which they secure on the date hereof;

			(ii)    any Lien existing on any property or asset prior to the
acquisition thereof by the Borrower or any Subsidiary; provided that
(A) such Lien is not created in contemplation of or in connection with such acquisition and (B) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

			(iii)   carriers', warehousemen's, mechanics', materialmen's,
repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are otherwise allowed in accordance with the provisions of Section
5.01(b);

			(iv)    pledges and deposits made in the ordinary course of
business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

			(v) deposits to secure the performance of bids, trade contracts (other than for Debt), leases (other than Capital Lease
Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

			(vi) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

			(vii) Liens upon any property acquired, constructed or improved by the Borrower or any Subsidiary that are created or incurred contemporaneously with acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement (but no other amounts); provided that any such Lien shall not apply to any other property of the Borrower or any Subsidiary;

			(viii)  Liens securing the payment of taxes, assessments and governmental charges or levies, either (A) not delinquent or (B)
permitted in accordance with Section 5.01(b);

			(ix)    Liens on the property or assets of any Subsidiary in
favor of  the Borrower or another Subsidiary;

			(x)     extensions, renewals and replacements of Liens referred
to in subsections (b)(i) through (b)(ix) of this Section 5.02;
provided that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;

			(xi)    Liens in connection with Debt permitted to be incurred
pursuant to subsections (a) and (c) of this Section 5.02;

			(xii)   Liens in connection with Debt incurred in the ordinary
course of business in connection with workmen's compensation, unemployment insurance and other social security laws or
regulations;

			(xiii) any attachment or judgment Lien not in excess of $50,000,000 unless (A) enforcement proceedings shall have been commenced by any creditor upon such attachment or judgment or (B) there shall be any period of 45 consecutive days during which a stay of enforcement of such attachment or judgment, by reason of a pending appeal or otherwise, shall not be in effect;

			(xiv)   other Liens securing Debt in an aggregate principal
amount not to exceed 1% of Consolidated Net Worth at any time outstanding;

			(xv)    Liens arising in connection with rights of setoff that
commercial banks and other financial institutions obtain against monies, securities or other properties of the Borrower and its
Restricted Subsidiaries in possession of or on deposit with such banks or financial institutions, whether in general or special deposit accounts or held for safekeeping, transmission, collection or otherwise; and

			(xvi) Liens on aircraft, airframes or aircraft engines, aeronautic equipment or computers and electronic data processing equipment.

		(c)     Sale and Lease-Back Transactions.  In the case of the Borrower and its Restricted Subsidiaries, enter into any Sale and Leaseback
Transaction unless at such time it would be permitted to enter into such
Sale and Leaseback Transaction pursuant to Section 1006 of the Debenture
Indenture.

		(d)     Mergers, Etc.  Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit another Person to merge into it, or acquire all or substantially all of the assets of any other Person, except that (i) any Subsidiary of the Borrower may merge into the Borrower or any other Subsidiary of the Borrower, (ii) the Borrower or any Subsidiary of the Borrower may merge or consolidate with or into any other Person so long as the Borrower or such Subsidiary is the surviving corporation, and (iii) the Borrower and any of its Subsidiaries may acquire all or substantially all of the assets of another Person; provided that any
Subsidiary that is not a Guarantor may not acquire all or substantially all of the assets of a Guarantor unless such Subsidiary duly executes a guaranty in favor of the Lenders in substantially the form of Exhibit E hereto; and provided further, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.


								ARTICLE VI

	EVENTS OF DEFAULT

		SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

		(a) the Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable or (ii) any interest on any Advance or any other amount payable under this Agreement or any Note when the same becomes due and payable and such failure to pay such interest or such other amount shall remain unremedied for five days; or

		(b)     any representation or warranty made or deemed made by any Loan
Party (or any of its officers) in or in connection with any Loan Document or any Borrowing under this Agreement, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made; or

		(c)     the Borrower or any of its Subsidiaries shall fail to perform or observe (i) any term, covenant or agreement contained in subsection (a),
(d), (e), (f), (g) or (h) (other than subsections (h)(i) through (h)(v)) of
Section 5.01 or Section 5.02 or (ii) any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure to perform such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower or such Subsidiary, as the case may be, by the
Administrative Agent; or

		(d)     the Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding
Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether at maturity, by acceleration or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate (with or without notice or lapse of time or both), or to permit the acceleration (with or without notice or lapse of time or both) of, the maturity of such Debt; or

		(e) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

		(f)     any final judgment or order for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

		(g)     any Change of Control shall have occurred; or

		(h)     a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section
412(n)(1) of the Internal Revenue Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower or any Subsidiary to the PBGC or to a Plan in an
aggregate amount exceeding $25,000,000 and, within 30 days after the reporting of any such Reportable Event or Reportable Events to the
Administrative Agent, the Administrative Agent shall have notified the
Borrower, in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable
Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC or (B)
for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans and (ii) as a result thereof, an
Event of Default exists hereunder; or the PBGC shall have instituted proceedings to terminate any Plan or Plans with vested unfunded liabilities aggregating in excess of $25,000,000; or a trustee shall be appointed by a
United States District Court to administer any such Plan or Plans and the
Borrower is being requested to make a payment with respect to vested unfunded liabilities aggregating in excess of $25,000,000; or

		(i)     (i)  any senior debt securities of the Borrower shall become rated BBB- (or the equivalent thereof) or lower by S&P or Baa3 (or the equivalent thereof) or lower by Moody's and such ratings shall remain in effect for a period of 90 days (it being understood that if either S&P or
Moody's (but not both such rating agencies) shall cease to rate the senior debt securities of the Borrower, then the occurrence of the event described in this subsection (i)(i) shall be determined solely by reference to the rating assigned to the senior debt securities of the Borrower by the rating agency continuing to rate such securities) or (ii) the senior debt securities of the Borrower shall cease to be rated by both S&P and Moody's;
or

		(j)     this Agreement, the Guaranty or any other Loan Document shall for any reason cease to be, or shall be asserted by the Borrower, any
Guarantor or any other Subsidiary of the Borrower not to be, a legal, valid and binding obligation of any party thereto (other than the Administrative
Agent or any Lender), enforceable in accordance with its terms, except as otherwise permitted by Section 5.02(d);

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


	ARTICLE VII

	THE AGENTS

		SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes (a) the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto, and (b) the Documentation Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Documentation Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement.

		SECTION 7.02. The Agents' Reliance, Etc. Neither the Administrative Agent or the Documentation Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and the Documentation Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or any of its Subsidiaries or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

		SECTION 7.03. Citibank, NationsBank and Their Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, each of Citibank and NationsBank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the Documentation Agent, respectively; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Citibank and NationsBank in its individual capacity. Citibank, NationsBank and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank, NationsBank and their Affiliates were not the Administrative Agent or the Documentation Agent, respectively, and without any duty to account therefor to the Lenders.

		SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

		SECTION 7.05. Indemnification. The Lenders (other than the Designated Bidders) agree to indemnify each of the Administrative Agent, the Documentation Agent and their respective Affiliates (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Notes then held by each of them (or if no Revolving Credit Notes are at the time outstanding or if any Revolving Credit Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent, the Documentation Agent or such Affiliate in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or the Documentation Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of such Indemnified Costs resulting from the Administrative Agent's, the Documentation Agent's or such Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Administrative Agent, the Documentation Agent and their respective Affiliates promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees and disbursements) incurred by the Administrative Agent, the Documentation Agent or such Affiliate in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent, the Documentation Agent or such Affiliate is not reimbursed for such expenses by the Borrower.
In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.

		SECTION 7.06. Successor Agents. The Administrative Agent or the Documentation Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative
Agent or Documentation Agent, as the case may be, with the approval of the Borrower, such approval not to be unreasonably withheld. If no successor Administrative Agent or Documentation Agent, as the case may be, shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Documentation
Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent or Documentation Agent, then the retiring Administrative Agent or Documentation Agent may, on behalf of the Lenders, with the approval of the Borrower, such approval not to be unreasonably withheld, appoint a successor Administrative Agent or Documentation Agent, as the case may be, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent or Documentation Agent hereunder by a successor Administrative Agent or Documentation Agent, as the case may be, such successor Administrative Agent or Documentation Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent or Documentation Agent, and the retiring Administrative Agent or Documentation Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's or Documentation Agent's resignation or removal hereunder as Administrative
Agent or Documentation Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Documentation Agent under this Agreement.


	ARTICLE VIII

	MISCELLANEOUS

		SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02 or 3.03, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) except as permitted in accordance with Section 5.02(d), release any Guarantor under the Guaranty or (g) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Documentation Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or Documentation Agent, as the case may be, under this Agreement or any Note.

		SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 55 Glenlake Parkway, NE, Atlanta, Georgia 30328, Attention: Financial Resources Department (telecopier number (404) 828-
6562); if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Administrative Agent, to it c/o Citicorp N.A., Inc., 400 Perimeter Center Terrace, St 600, Atlanta, Georgia 30346, Attention: Bruce Simmons (telecopier number (770) 668-8137); and if to the Documentation Agent, at its address at 600 Peachtree Street, NE, 21st Floor, Atlanta, Georgia 30308-2213, Attention: John Gregg (telecopier number (704) 386-2329); or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent.

		SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent or the Documentation Agent to exercise, and no delay in exercising, any right, power or privilege hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

		SECTION 8.04.  Costs and Expenses.  (a)  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent and Citicorp
Securities in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes, each other Loan Document and the other documents to be delivered hereunder, including, without limitation, (i) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (ii) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement.  The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent, the Documentation
Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, each other Loan Document and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the
Administrative Agent, the Documentation Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

		(b) The Borrower agrees to defend, protect, indemnify and hold harmless the Administrative Agent, the Documentation Agent, each Co-Arranger, each Lender, each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Party shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnified Party in any manner relating to or arising out of this Agreement, the Notes, the other Loan Documents, any of the transactions contemplated hereby or thereby, the Commitments, the use of proceeds, or any act, event or transaction related or attendant thereto (collectively, the "Indemnified Matters"); provided, however, the Borrower shall have no obligation to an Indemnified Party hereunder with respect to Indemnified Matters directly caused by or directly resulting from the willful misconduct or gross negligence of such Indemnified Party, as determined by a court of competent jurisdiction.

		(c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(c) or (d), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section
8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

		SECTION 8.05.  Right of Setoff.  Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or thegranting of the consent specified by Section 6.01 to authorize the
Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any accounts designated as collateral accounts securing other Debt) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured.  Each Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such
Lender and its Affiliates may have.

		SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Sections 3.01 and 3.03) when it shall have been executed by the Borrower, the Administrative Agent and the Documentation Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Documentation Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

		SECTION 8.07. Assignments, Designations and Participations. (a) Each Lender (other than a Designated Bidder) may, with the consent of the Borrower, such consent not to be unreasonably withheld or delayed, and shall, solong as no Default has occurred and is continuing and if demanded by the Borrower (pursuant to the provisions of Section 2.17) upon at least five
Business Days' notice to such Lender and the Administrative Agent, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that:

		(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement
(other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it or Competitive Bid Notes),

		(ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof,



		(iii)   each such assignment shall be to an Eligible Assignee,

		(iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower, shall be to an Eligible Assignee acceptable to the Administrative Agent (which acceptance shall not be unreasonably withheld) and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement,

		(v)     no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such
Lender under this Agreement, and

		(vi)    the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the
Register, an Assignment and Acceptance, together with any Revolving Credit
Note subject to such assignment and a processing and recordation fee of
$3,000.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

		(b)     By executing and delivering an Assignment and Acceptance, the
Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

		(i)     other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other
Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan
Document or any other instrument or document furnished pursuant hereto or thereto;

		(ii)    such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any
Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto;

		(iii) such assignee confirms that it has received a copy of this Agreement and each other Loan Document, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

		(iv)    such assignee will, independently and without reliance upon the Administrative Agent, the Documentation Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan
Document;

		(v)     such assignee confirms that it is an Eligible Assignee;

		(vi)    such assignee appoints and authorizes (A) the Administrative
Agent  to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Document as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto and (B) the Documentation Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Document as are delegated to the Documentation Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and

		(vii)   such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and each other Loan Document are required to be performed by it as a Lender.

		(c)     Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible
Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto and has been consented to by the Borrower, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.  Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving
Credit Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving
Credit Note to the order of the assigning Lender in an amount equal to the
Commitment retained by it hereunder.  Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

		(d)     Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid
Advances as a Lender pursuant to Section 2.03; provided, however, that (i) no such Lender shall be entitled to make more than five such designations, (ii)
each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to Section 2.03, (iii)
each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement.  Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.03 and the obligations related thereto.

		(e) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows:

		(i)     such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other
Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan
Document or any other instrument or document furnished pursuant hereto or thereto;

		(ii)    such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto;

		(iii) such designee confirms that it has received a copy of this Agreement and each other Loan Document, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement;



		(iv)    such designee will, independently and without reliance upon the Administrative Agent, the Documentation Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan
Document;

		(v)     such designee confirms that it is a Designated Bidder;

		(vi)    such designee appoints and authorizes (A) the Administrative
Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Document as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto and (B) the Documentation Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and each other Loan Document as are delegated to the Documentation Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and

		(vii)   such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and each other Loan Document are required to be performed by it as a Lender.

		(f) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

		(g) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders (other than Designated Bidders), the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Documentation Agent and the Lenders shall treat only the Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and each other Loan Document. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall be considered to act as the agent of the Borrower in connection with its duties in respect of the Register.

		(h)     Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its
Commitment, the Advances owing to it and the Note or Notes held by it);
provided, however, that (i) such Lender's obligations under this Agreement
(including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the
Borrower, the Administrative Agent, the Documentation Agent and the other
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this
Agreement, any Note or any other Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

		(i)     Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to any Loan
Party furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any Confidential Information relating to any Loan Party received by it from such
Lender.

		(j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A.

		SECTION 8.08. Confidentiality. None of the Administrative Agent, the Documentation Agent, or any Lender shall disclose any Confidential
Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's, the Documentation Agent's, or such Lender's
Affiliates and their officers, directors, employees, agents, advisors, auditors and accountants and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

		SECTION 8.09.  Governing Law.  This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of
New York.

		SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

		SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document to which it is a party in the courts of any jurisdiction.

		(b)     Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have


to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

		IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



							UNITED PARCEL SERVICE OF AMERICA,
							INC., as Borrower


							By ______________________________
								Title:


							CITIBANK, N.A., as Administrative Agent


							By ______________________________
								Title:


							NATIONSBANK, N.A. (SOUTH),
								as Documentation Agent


							By ______________________________
								Title:


							CITICORP SECURITIES, INC.,
								as Co-Arranger


							By ______________________________
								Title:


							NATIONSBANC CAPITAL MARKETS,
							INC., as Co-Arranger


							By ______________________________
								Title:


Commitment                              Initial Lenders

$355,000,000                            CITIBANK, N.A.


						                                  By ____________________
	                                   							Title:


$300,000,000                            NATIONSBANK, N.A. (SOUTH)


                                 							By _____________________
                                   								Title:


$265,000,000                            BANK OF AMERICA ILLINOIS


                                 							By _____________________
							                                  	 Title:


$265,000,000                            THE CHASE MANHATTAN BANK


                                    				By _____________________
	 							                                  Title:


$265,000,000                            CREDIT SUISSE FIRST BOSTON


                                 							By ________________________
							                                   	Title:


                                  						By _______________________
                                   								Title:


$265,000,000                            PNC BANK, NATIONAL ASSOCIATION


                                  						By _________________________
                                     						Title:





$265,000,000                            ROYAL BANK OF CANADA


                                 							By _____________________________
								                                   Title:


$175,000,000                            THE SUMITOMO BANK, LIMITED,
								                                NEW YORK BRANCH


                                  						By ___________________________
                                	   							Title:


$175,000,000                            WACHOVIA BANK OF GEORGIA, N.A.


                                  						By ____________________________
                                   								Title:


$175,000,000                            WELLS FARGO BANK, N. A.


                                   					By ____________________________
                                     						Title:


$125,000,000                            BANCA COMMERCIALE ITALIANA,
                                  						NEW YORK BRANCH


                                 							By ____________________________
                                   								Title:


                                 							By ____________________________
                                     						Title:


$125,000,000                            DRESDNER BANK AG, NEW YORK
                                 							AND GRAND CAYMAN BRANCHES


                                  						By  ___________________________
                                    								Title:


                                 							By ______________________________
                                      					Title:


$125,000,000                            THE FUJI BANK, LIMITED


                                 							By ___________________________
                                   								Title:


$125,000,000                            FIRST UNION NATIONAL BANK OF
                                								GEORGIA, N.A.


                                 							By _____________________________
                                   								Title:


$65,000,000                             CANADIAN IMPERIAL BANK
                                								OF COMMERCE


                                 							By  _____________________________
                                    								Title:


$65,000,000                             NORWEST BANK MINNESOTA,
                                 							NATIONAL ASSOCIATION


                                  						By ______________________________
                                   								Title:


$65,000,000                             SUNTRUST BANK, ATLANTA


                                    				By _____________________________
                                   								Title:


                                  						By _____________________________
                                      					Title:



$50,000,000                             BANQUE NATIONALE DE PARIS,
                                   					HOUSTON  AGENCY


                                   					By ____________________________
                                    							Title:


	                                   				By ____________________________
                                   								Title:



$3,250,000,000                          TOTAL OF THE COMMITMENTS





	EXECUTION COPY



                                 	U.S. $3,250,000,000

                        	AMENDED AND RESTATED CREDIT AGREEMENT

                                 	(364-Day Facility)

                               	Dated as of May 7, 1997

                                        	Among

                         	UNITED PARCEL SERVICE OF AMERICA, INC.

                                     	as Borrower

                                         	and

                           	THE INITIAL LENDERS NAMED HEREIN

                                  	as Initial Lenders

                                          	and

                               	CITICORP SECURITIES, INC.
                          	NATIONSBANC CAPITAL MARKETS, INC.

                                   	as Co-Arrangers

                                          	and

                              	NATIONSBANK, N.A. (SOUTH)

                               	as Documentation Agent

                                         	and

                                    	CITIBANK, N.A.

                              	as Administrative Agent



                          	T A B L E   O F   C O N T E N T S


	ARTICLE I

                       	DEFINITIONS AND ACCOUNTING TERMS

	SECTION 1.01.  Certain Defined Terms                               1
	SECTION 1.02.  Computation of Time Periods                        16
	SECTION 1.03.  Accounting Terms                                   16

	ARTICLE II

	AMOUNTS AND TERMS OF THE ADVANCES

	SECTION 2.01.  The Revolving Credit Advances                      16
	SECTION 2.02.  Making the Revolving Credit Advances               16
	SECTION 2.03.  The Competitive Bid Advances                       18
	SECTION 2.04.  Fees                                               22
	SECTION 2.05.  Termination or Reduction of the Commitments        22
	SECTION 2.06.  Repayment of Revolving Credit Advances             22
	SECTION 2.07.  Interest on Revolving Credit Advances              22
	SECTION 2.08.  Interest Rate Determination                        23
	SECTION 2.09.  Optional Conversion of Revolving Credit Advances   24
	SECTION 2.10.  Optional Prepayments of Advances                   24
	SECTION 2.11.  Increased Costs                                    25
	SECTION 2.12.  Illegality                                         25
	SECTION 2.13.  Payments and Computations                          26
	SECTION 2.14.  Taxes                                              27
	SECTION 2.15.  Sharing of Payments, Etc                           29
	SECTION 2.16.  Extensions of Termination Date and Final
                Maturity Date                                      29
	SECTION 2.17.  Substitution of Lender                             31

	ARTICLE III

	CONDITIONS TO EFFECTIVENESS AND LENDING

	SECTION 3.01.  Conditions Precedent to Effectiveness of
                Sections 2.01 and 2.03                             31
	SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing and to Extension of the Final
                Maturity Date                                      32
	SECTION 3.03.  Conditions Precedent to Each Competitive Bid
                Borrowing                                          33
	SECTION 3.04.  Determinations Under Section 3.01                  33
	SECTION 3.05.  Labor Dispute                                      34



	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

	SECTION 4.01.  Representations and Warranties of the Borrower     34

	ARTICLE V

	COVENANTS OF THE BORROWER

	SECTION 5.01.  Affirmative Covenants                              37
	SECTION 5.02.  Negative Covenants                                 41

	ARTICLE VI

	EVENTS OF DEFAULT

	SECTION 6.01.  Events of Default                                  45

	ARTICLE VII

	THE AGENTS

	SECTION 7.01.  Authorization and Action                           47
	SECTION 7.02.  The Agents' Reliance, Etc                          48
	SECTION 7.03.  Citibank, NationsBank and Their Affiliates         48
	SECTION 7.04.  Lender Credit Decision                             48
	SECTION 7.05.  Indemnification                                    49
	SECTION 7.06.  Successor Agents                                   49

	ARTICLE VIII

	MISCELLANEOUS

	SECTION 8.01.  Amendments, Etc                                    50
	SECTION 8.02.  Notices, Etc                                       50
	SECTION 8.03.  No Waiver; Remedies                                51
	SECTION 8.04.  Costs and Expenses                                 51
	SECTION 8.05.  Right of Setoff                                    52
	SECTION 8.06.  Binding Effect                                     52
	SECTION 8.07.  Assignments, Designations and Participations       53
	SECTION 8.08.  Confidentiality                                    58
	SECTION 8.09.  Governing Law                                      58
	SECTION 8.10.  Execution in Counterparts                          58
	SECTION 8.11.  Jurisdiction, Etc                                  58



	SCHEDULE

	Schedule I - List of Applicable Lending Offices



	EXHIBITS

	Exhibit A-1 -   Form of Revolving Credit Note
	Exhibit A-2 -   Form of Competitive Bid Note
	Exhibit B-1 -   Form of Notice of Revolving Credit Borrowing
	Exhibit B-2 -   Form of Notice of Competitive Bid Borrowing
	Exhibit C -     Form of Assignment and Acceptance
	Exhibit D -     Form of Designation Agreement
	Exhibit E -     Form of Guaranty
	Exhibit F -     Form of Indemnity Agreement
	Exhibit G -     Form of Opinion of Counsel for the Borrower
	Exhibit H -     Debenture Indenture